Exhibit 99.1

DRAFT FOR IMMEDIATE RELEASE

Parametric Sound Completes Merger with Turtle Beach

Combined company will accelerate commercialization of HyperSound® technology

SAN DIEGO, California, January 15, 2014 – Parametric Sound Corporation (NASDAQ: PAMT), a leading innovator of audio products and solutions, today announced that it has completed its merger with privately-held Turtle Beach, the market leader in video game audio. In connection with the merger, Parametric Sound issued shares of common stock to the former Turtle Beach stockholders which, together with options to purchase shares of Turtle Beach common stock that were converted into options to purchase shares of Parametric Sound common stock, represents approximately 80% of the outstanding Parametric Sound common stock on a fully-diluted basis immediately following the merger.

“This merger creates an audio innovator that has the technology expertise and product commercialization experience to introduce new disruptive products across a range of large addressable markets,” said Juergen Stark, Parametric Sound’s new chief executive officer. “We are excited about closing the merger and our team is focused on leveraging the combined company’s assets to grow our commercial and consumer audio business.”

“The newly combined company has the resources to bring innovative HyperSound products to market at an accelerated pace and offers our shareholders an opportunity to realize significant value on their investment,” said Ken Potashner, Parametric Sound board member. “I am confident in the future of this company and look forward to continuing to serve on the board of directors.”

Juergen Stark will serve as CEO of the combined company. Mr. Stark joined Turtle Beach as CEO in September 2012. Prior to joining Turtle Beach, Stark served as chief operating officer for Motorola Mobility Holdings, Inc.’s Mobile Devices business through the sale of that business to Google in 2012.

John Hanson serves as chief financial officer of the combined company. Mr. Hanson joined Turtle Beach as CFO in October 2013. Prior to joining Turtle Beach, he spent more than 20 years in senior financial leadership positions, including serving as chief financial officer with publicly traded companies.

In addition to Mr. Potashner and Mr. Stark, the new board of directors of Parametric Sound includes: Dr. Andrew Wolfe, an independent Parametric Sound director since February 2012; Ron Doornink, an operating partner of Stripes Group, LLC, the majority owner of Turtle Beach, and former President of Activision, Inc.; and Kenneth A. Fox, founder and Managing General Partner of Stripes Group, LLC. Two independent directors also appointed to the board are Bill Keitel, who recently retired as CFO of Qualcomm Inc., and Laureen DeBuono, partner at CFO consulting services firm FLG Partners, LLC.

The completion of the merger, which is effective January 15, 2014, followed the approval of proposals relating to the merger by the stockholders of Parametric Sound at a special meeting on December 27, 2013. Post-merger, Parametric Sound now has approximately 37.1 million shares of common stock issued and outstanding. The Company’s shares are expected to begin trading on the more senior NASDAQ Global Market on January 17, 2014 under the same symbol “PAMT.”

About Parametric Sound

Parametric Sound Corporation is an audio technology company that markets innovative products under the Turtle Beach and HyperSound brands.

The company designs and markets premium audio peripherals for video game consoles, personal computers and mobile devices under the brand Turtle Beach (TurtleBeach.com), including officially-licensed headsets for the next-generation Xbox® One and PlayStation® 4 consoles. Turtle Beach is the leading brand in video game audio and the official audio provider for Major League Gaming, the world’s largest eSports league, and Twitch, the world’s leading video platform and community for gamers.

Under the brand HyperSound (HyperSound.com), the company markets pioneering directed audio solutions that beam sound to a specific listening area without the ambient noise of traditional speakers. HyperSound has potential applications in digital signage and kiosks, consumer electronics and health care.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements, including, without limitation, those regarding: the prospects of the company post-merger. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management’s belief, as well as assumptions made by, and information currently available to, management. While the Company believes that expectations are based upon reasonable assumptions, there can be no assurances that goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Particular uncertainties and risks include, among others: the risk that future operating results will be lower than currently anticipated; the failure to realize the anticipated benefits from the merger or delay in realization thereof; the businesses of Parametric and Turtle Beach may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following the merger, including adverse effects on employee retention and on business relationships with third parties; general business and economic conditions; the company´s possible need for and ability to obtain additional financing; the difficulty of developing audio products, obtaining any required approvals and achieving market acceptance; the marketing success of the company´s licensees or sub licensees, if any; and the other risk factors described in the “Risk Factors” section of the proxy statement filed with the Securities and Exchange Commission on December 3, 2013. More detailed information on these and additional factors that could affect Parametric’s actual results are described in Parametric’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended September 30, 2013. All forward-looking statements in this news release speak only as of the date of this news release and are based on Parametric’s current beliefs and expectations. Parametric undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Relations:

David Lowey

Corporate Communications

david.lowey@turtlebeach.com

+1-914-844-2759

Investor Relations:

Dave Mossberg

Three Part Advisors, LLC

+1-817-310-0051